Exhibit 31.4

AMENDMENT NO. 1

STATEMENT OF CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13a – 14(a)/15d – 14(a)

I, Michael Dinkins, Executive Vice President and Chief Financial Officer of Hilb Rogal & Hobbs Company, certify that:

1. I have reviewed this report on Form 10-K/A (Amendment No. 1) of Hilb Rogal & Hobbs Company; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date April 27, 2006	/s/ MICHAEL DINKINS
Michael Dinkins
Executive Vice President and
Chief Financial Officer